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                                                                      Exhibit 21


                    Subsidiaries of Transamerica Corporation

Pursuant to section 21(ii) of Item 601 of Regulation S-K, the names of certain of the subsidiaries that, considered in the aggregate at December 31, 1997, did not constitute a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X have been omitted. Indentation indicates a direct subsidiary relationship to the immediately preceding entity.

                                                                 Jurisdiction of
                                                                 Organization

Transamerica Capital I                                           Delaware
Transamerica Capital II                                          Delaware
Transamerica Capital III                                         Delaware
Transamerica CBO I, Inc.                                         Delaware
Transamerica Delaware, L.P.                                      Delaware

Transamerica Finance Corporation                                 Delaware
  TA Leasing Holding Co., Inc.                                   Delaware
   Trans Ocean Ltd.                                              Delaware
     Trans Ocean Container Corp.                                 Delaware
   Transamerica Leasing Inc.                                     Delaware
  Transamerica Commercial Finance Corporation, I                 Delaware
   BWAC Twelve, Inc.                                             Delaware
      Transamerica Insurance Finance Corporation                 Maryland
   Transamerica Business Credit Corporation                      Delaware
   Transamerica Distribution Finance Corporation                 Delaware
    Transamerica Inventory Finance Corporation                   Delaware
      BWAC Seventeen, Inc.                                       Delaware
       Transamerica Commercial Finance Canada, Limited           Ontario
       Transamerica Commercial Finance Corporation, Canada       Canada
      Transamerica Commercial Finance France S.A.                France
      Transamerica GmbH Inc.                                     Delaware
    Transamerica Retail Financial Services Corporation           Delaware
      Transamerica Consumer Finance Holding Company              Delaware
       Metropolitan Mortgage Company                             Florida
      Whirlpool Financial National Bank                          Delaware
    Transamerica Vendor Financial Services                       Delaware
   Transamerica Distribution Finance Corporation de Mexico       Mexico
  Transamerica HomeFirst, Inc.                                   California

Transamerica Insurance Corporation of California                 California
  Transamerica Occidental Life Insurance Company                 California
    Transamerica Life Insurance and Annuity Company              N. Carolina
       Transamerica Assurance Company                            Colorado
    Transamerica Life Insurance Company of Canada                Canada
    Transamerica Life Insurance Company of New York              New York

Transamerica Intellitech, Inc.                                   Delaware
Transamerica Investment Services, Inc.                           Delaware
Transamerica Realty Services, Inc.                               Delaware
Transamerica Senior Properties, Inc.                             Delaware